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[LOGO OF FIRST CHICAGO NBD CORPORATION]                   Exhibit 5(a) and 23(b)


                                                          January 16, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  First Chicago NBD Corporation
     First Chicago NBD Capital I
     First Chicago NBD Capital II
     First Chicago NBD Capital III
     First Chicago NBD Capital IV
     Form S-3 Registration Statement
     -------------------------------

Ladies and Gentlemen:

     I am Executive Vice President, General Counsel and Secretary of First Chicago NBD Corporation, a Delaware corporation (the "Company"), and in such capacity, I, or members of my staff subject to my supervision, have represented the Company and the four statutory business trusts sponsored by the Company and created under the laws of the State of Delaware: First Chicago NBD Capital I, First Chicago NBD Capital II, First Chicago NBD Capital III and First Chicago NBD Capital IV (collectively, the "Trusts"), in connection with the Registration Statement on Form S-3 of the Company and the Trusts concurrently being filed with the Securities and Exchange Commission (the "Registration Statement") relating to (i) preferred securities which may be issued by one or more of the Trusts representing undivided beneficial interests in the assets of such Trusts (collectively, the "Preferred Securities"), (ii) subordinated debt securities of the Company which may be issued and sold from time to time to one or more Trusts (the "Debt Securities"), and (iii) guarantees of the Company for certain payments on liquidation, redemption or otherwise with respect to the Preferred Securities (the "Guarantees"). The Preferred Securities, the Debt Securities and the Guarantees are referred to herein collectively as the "Offered Securities".

     The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the

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                                    CONTINUING OUR LETTER OF JANUARY 16, 1997

                                    SHEET NO.  2



"Prospectus") and supplements to the Prospectus (each, a "Prospectus Supplement"). The Debt Securities will be issued under an Indenture dated as of January 1, 1997, between the Company and The Chase Manhattan Bank, as trustee, (the "Indenture"). The Preferred Securities will be subject to the terms of the amended and restated declaration of trust applicable to the Trust issuing such Preferred Securities (each, a "Declaration of Trust"). The Guarantees will be entered into from time to time by the Company in connection with the issuance of Preferred Securities. The Indenture, the form of Declaration of Trust for each Trust and the form of Guarantee are exhibits to the Registration Statement.

     I have reviewed such corporate records and other documents and have made such further examinations and inquiries as I have deemed necessary to enable me to express the opinions set forth herein.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, it is my opinion that:

          (i) upon the issuance, authentication and delivery of the Debt Securities in accordance with the provisions of the Indenture against payment therefor, the Debt Securities will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

          (ii) upon the due execution of a Declaration of Trust and the issuance, authentication and delivery of the Preferred Securities in accordance with the provisions of such Declaration of Trust against payment therefor, the Preferred Securities will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the relevant Trust;

          (iii) upon the due execution of a Guarantee and the issuance, authentication and delivery of such Guarantee in accordance with its terms concurrently upon the issuance of the related Preferred Securities, such Guarantee will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;


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                                    CONTINUING OUR LETTER OF JANUARY 16, 1997

                                    SHEET NO.  3




     I am a member of the Bar of the State of Illinois, and I do not express any opinion herein concerning any law other than the law of the State of Illinois, the federal law of the United States and the Delaware General Corporation Law.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name whenever it appears in such Registration Statement, including the Prospectus and any Prospectus Supplement constituting a part thereof, as originally filed or as subsequently amended.



                                                 Very truly yours,


                                                /s/ Sherman I. Goldberg